Exhibit 10.2

AMENDED AND RESTATED ASSIGNMENT AGREEMENT

This Amended and Restated Assignment Agreement (the “Assignment”), dated as of August 10, 2023 but effective as of July 28, 2023, by and between Ault Alliance, Inc., a Delaware corporation (the “Assignor”) and Ault & Company, Inc., a Delaware corporation (the “Assignee”).

WHEREAS, on July 28, 2023, the Assignor agreed to exchange certain issued and outstanding shares of Series E Preferred stock and Series F Preferred Stock for two identical 10% Secured OID Notes, each in the principal face amount of $5,272,416.00 (the “Notes”) to each of ___________ and ____________ (the “Lenders”).

WHEREAS, the Assignor desires to assign both Notes to the Assignee, and the Assignee desires to acquire such Notes from the Assignor on the terms set forth in this Assignment.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Assignment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

ASSIGNMENT

1.1       The Closing. Subject to the terms and conditions set forth in this Assignment, Assignor shall assign to Assignee its Notes and the Assignee shall acquire from the Assignor such Notes. The closing of the Assignment (the “Closing”) shall take place at the offices of the Assignor immediately following the execution hereof. The date of the Closing is hereinafter referred to as the “Closing Date.”

1.2       Consideration. As consideration for Assignee assuming the Notes and liabilities resulting therefrom from Assignor, Assignor agrees to issue to Assignee a 10% Demand Promissory Note in the principal face amount of $10,544,832 in the form attached hereto as Exhibit A.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of Assignor. Assignor hereby makes the following representations and warranties to the Assignee:

(a) Authorization; Enforcement. Assignor has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Assignor and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Assignor and no further action is required thereby. Each of the documents contemplated by this transaction has been duly executed by Assignor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms.

(b)       No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Assignment by the Assignor, nor the consummation by Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Assignor or any of Assignor’s properties or assets, the violation of which would have a material adverse effect upon Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Assignor is a party or by which Assignor or any of Assignor’s properties or assets may be bound which would have a material adverse effect upon Assignor.

2.2       Representations and Warranties of Assignee. The Assignee represents and warrants to Assignor as follows:

(a)       Authorization; Enforcement. Assignee has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by the Assignee and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Assignor and no further action is required thereby. Each of the documents contemplated by this transaction has been duly executed by Assignee and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms.

(b)        No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Assignment by the Assignee, nor the consummation by the Assignee of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Assignee, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Assignee or any of his properties or assets, the violation of which would have a material adverse effect upon the Assignee, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Assignee is a party or by which the Assignee or any of his respective properties or assets may be bound which would have a material adverse effect upon the Assignee.

ARTICLE III

MISCELLANEOUS

3.1       Entire Agreement; Amendments. The Assignment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.2       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Assignment later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

3.3       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Assignment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Assignment or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.4       Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

3.5       Execution. This Assignment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

3.6       No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Assignment shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

3.7       Execution. This Assignment may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

3.8       Construction. The article and section headings contained in this Assignment are inserted for reference purposes only and shall not affect the meaning or interpretation of this Assignment.

3.9       Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective authorized signatories as of the date first indicated above.

ASSIGNOR:

AULT ALLIANCE, INC.

By:
Name:	William B. Horne
Title:	Chief Executive Officer

ASSIGNEE:

AULT & COMPANY

By:
Name:	Milton C. Ault, III
Title:	Chief Executive Officer

Original Issue Date: July 28, 2023

A-1	$10,544,832.00

DEMAND 10% PROMISSORY NOTE

THIS NOTE of Ault Alliance, Inc., a Delaware corporation, having a principal place of business at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141 (the “Company”), designated as its Demand 10% Promissory Note (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to Ault & Company, Inc. or its registered assigns (the “Holder”), the principal sum of $10,544,832.00 (“Principal Amount”) on the Maturity Date, as defined herein, and to pay accrued interest at the rate of ten percent (10%) (the “Interest Rate”) per annum as provided in Section 4.

This Note is subject to the following terms and conditions:

Section 1.       This Note is exchangeable for an equal aggregate Principal Amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2.        Prior to due presentment to the Company for transfer of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3.       Events of Default.

(a)       “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)       any default in the payment of the Principal Amount of this Note when the same shall become due and payable, either at Maturity or by acceleration or otherwise; or

(ii)       default shall be made in the payment of interest on this Note when the same becomes due and payable and the default continues for a period of five (5) Business Days; or

(iii)       the Company shall commence, or there shall be commenced against the Company a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing; or

(iv)       final judgment for the payment of money in excess of $100,000 shall be rendered against the Company and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed.

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(b)       If any Event of Default occurs, the full Principal Amount of this Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become immediately due and payable in cash. Commencing upon an Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 4.       Interest on the amount advanced will accrue on this Note until the Maturity Date at the rate of ten percent (10%) per annum based on a 360-day year. Interest shall be payable on the Maturity Date. All past due interest shall accrue on a daily basis and shall be payable in cash. The Holder may demand payment of all or any part of this Note, together with accrued interest, if any, and any other amounts due hereunder, as of the Maturity Date or any date thereafter.

Section 5.       Any payment made by the Company to the Holder, on account of this Note shall be applied in the following order of priority: (i) first, to any amounts other than principal and accrued interest, if any, hereunder, (ii) second, to accrued interest, if any, through and including the date of payment, and (iv) then, to principal of the Note.

Section 6.       The outstanding principal of the loan evidenced by this Note may be prepaid at any time.

Section 7.       The term “Maturity Date” means the earliest of (i) ten (10) days after written demand for repayment is made by Holder, or (ii) the accelerated Maturity Date applicable in the case of any uncured Event of Default prior to Maturity.

Section 8.       This Note shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the state courts of the State of New York located in New York County and the United States District Court for the Southern District of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenes, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement or the Note

Section 9.       If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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Section 10.       Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Texas are authorized or required by law or other government action to close.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

AULT ALLIANCE, INC.

By:__________________________________________
Name: William B. Horne
Title: Chief Executive Officer

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